UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

ADVANCED MEDICAL ISOTOPE CORPORATION

(Name of registrant as specified in its charter)

Delaware	0-53497	80-0138937
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8131 W. Grandridge Blvd. Suite 101, Kennewick WA 99336		99336
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 736-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of a Director

William E. Root resigned, effective May 12, 2009, as a director of Advanced Medical Isotope Corporation (the “Company”) citing constraints upon his availability to continue to serve the Company as a director.

On May 12, 2009, the Board of Directors of the Company appointed Dr. Michael Korenko to its Board of Directors to the Board to fill the vacancy created by the resignation of Mr. Root.  Dr. Korenko will serve a term expiring at the next annual meeting or until his successor is elected and qualified.  Upon Dr. Korenko’s acceptance of the appointment, the Company granted Dr. Korenko a three-year option to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.26 per share.

For the past three years Dr. Korenko has performed as the Business Development Manager for the Curtiss-Wright Electro-Mechanical Corporation. His responsibilities have been for the business development, technology transfer, joint ventures, teaming agreements and acquisitions in the Western United States and Canada.  Previously Dr. Korenko, for five years, was the Chief Operating Officer for Curtiss-Wright Electro-Mechanical Corporation. His responsibilities were for internal operations of a $190 million engineering/manufacturing business in the utility and defense business sectors.

Dr. Korenko was the Westinghouse Vice President in charge of the 300 and 400 areas, including the Fast Flux Testing Facility (FFTF) and all the engineering, safety analysis, and projects for the Hanford site. He was also the Executive Vice President of Closure for Safe Sites of Colorado at Rocky Flats.

Dr. Korenko has a Doctor of Science from MIT, was a NATO Postdoctoral Fellow at Oxford University, and was selected as a White House Fellow for the Department of Defense, reporting to Secretary Cap Weinberger. Mike Korenko currently is the author of 28 patents and has received many awards, including the National Energy Resources Organization Research and Development Award, the U.S. Steelworkers Award for Excellence in Promoting Safety, and the Westinghouse Total Quality Award for Performance Manager of the Year.

Most relevant to AMIC, Dr. Korenko is the co-inventor with AMIC Chief Science Officer Dr. Robert Schenter, of a patent-pending process converting nuclear waste into medical isotopes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORPORATION

Date: May 18, 2009	By:	/s/ James C. Katzaroff
	Name:	James C. Katzaroff
	Title:	Chief Executive Officer